COLUMBIA INSURANCE CORPORATION, LTD.
INTERIM REPORT RULE 24                                                EXHIBIT 5
Estimated savings - captive compared to commercial insurance


CICL OPTION
POLICY PERIOD                    1996-97          1997-98          1998-99          1999-00          2000-01          CUM PREMIUM
-----------------------------------------------------------------------------------------------------------------------------------
GL/AL                         $   3,250,672    $   3,949,662    $   3,190,770    $   3,041,000    $   2,812,000
All-Risk                      $   1,397,203    $   1,618,057    $   1,960,760    $   2,400,000    $   2,205,000
                              ---------------------------------------------------------------------------------
Total                         $   4,647,875    $   5,567,719    $   5,151,530    $   5,441,000    $   5,017,000     $    25,825,124
Investment Income                                                                                                     o/s
Pre-tax saving                $     602,125    $     179,511    $      79,149    $     784,100    $     752,550
Total Cost                                                                                                               25,825,124


GUARANTEED COST OPTION
POLICY PERIOD                    1996-97           1997-98         1998-99          1999-00          2000-01
-----------------------------------------------------------------------------------------------------------------------------------

GL/AL                         $   2,750,000    $   3,159,730    $   2,552,616    $   3,345,100    $   3,233,800
All-risk                      $   2,500,000    $   2,587,500    $   2,678,063    $   2,880,000    $   2,535,750
                              ---------------------------------------------------------------------------------
Total                         $   5,250,000    $   5,747,230    $   5,230,679    $   6,225,100    $   5,769,550      $   28,222,559


ANNUAL SAVINGS                          11%               3%               2%              13%              13%
CUMULATIVE SAVINGS                                                                                                              14%
(INCL. INVESTMENT INCOME)

                       Columbia Insurance Corporation, LTD
                                  Balance Sheet
                             As of December 31, 2000
                                     ($000)

ASSETS

Investment and other assets                                                     11,644
                                                                               --------

Current Assets

   Cash and temporary cash investments                                          18,694
   Accounts receivable, net
     Customers                                                                      --
     Intercompany                                                                  524
     Other                                                                         189
   Prepayments                                                                      --
   Other                                                                            --
                                                                               --------
Total Current Assets                                                            19,407
                                                                               --------

Deferred Charges                                                                 1,542
                                                                               --------

TOTAL ASSETS                                                                    32,593
                                                                               ========


CAPITALIZATION AND LIABILITIES

Capitalization
   Common Stock Equity
     Common stock, $25 par value (4,800 shares outstanding)                        120
     Additional paid-in capital                                                  1,039
     Retained earnings                                                           1,051
                                                                               --------
Total Capitalization                                                             2,210
                                                                               --------

Current Liabilities

   Accounts and drafts payable                                                     308
   Intercompany accounts payable                                                 1,153
   Accrued taxes                                                                  (291)
   Other                                                                         2,569
                                                                               --------
Total Current Liabilities                                                        3,739
                                                                               --------

Other Liabilities and Deferred Credits                                          26,644
                                                                               --------

TOTAL CAPITALIZATION AND LIABILITIES                                            32,593
                                                                               ========

                       Columbia Insurance Corporation, LTD
                                Income Statement
                         Year-to-Date, December 31, 2000
                                     ($000)

Operating Revenues                                                        15,368
                                                                         --------

Operating Expenses

   Operation & maintenance                                                15,090
   Other taxes                                                                --
                                                                         --------
Total Operating Expenses                                                  15,090
                                                                         --------

Operating Income                                                             278
                                                                         --------

Other Income (Deductions)
   Interest income and other, net                                          1,139
   Interest expense and related charges                                       --
                                                                         --------
Total Other Income (Deductions)                                            1,139
                                                                         --------

Income Before Income Taxes                                                 1,417

Income Taxes                                                                 510
                                                                         --------

Net Income                                                                   907
                                                                         ========